Exhibit 99.1

COMMERCIAL BANCGROUP APPROVES FIRST QUARTERLY CASH DIVIDEND

HARROGATE, TN (January 27, 2026) – Commercial Bancgroup, Inc. (“Commercial”) (NASDAQ:CBK), the parent company for Commercial Bank, announced that on January 26, 2026, the board of directors of Commercial declared its first quarterly cash dividend of $0.10 per share of Commercial common stock payable on March 31, 2026, to shareholders of record as of the close of business on March 15, 2026.

About Commercial Bancgroup, Inc.

Commercial Bancgroup, Inc. is a bank holding company headquartered in Harrogate, Tennessee. Through our wholly owned subsidiary, Commercial Bank, a Tennessee state-chartered bank, we offer a suite of traditional consumer and commercial banking products and services to businesses and individuals in select markets in Kentucky, North Carolina, and Tennessee. More information about Commercial Bancgroup, Inc. can be found on its website at ir.cbtn.com.

Contacts

Philip J. Metheny
Sr. Executive Vice President, Chief Financial Officer
Commercial Bancgroup, Inc.
ir@cbtn.com
423-869-5151 Ext. 3307

Roger Mobley
Executive Vice President, Chief Financial Officer
Commercial Bank
ir@cbtn.com
704-648-0185 Ext. 4118

Source

Commercial Bancgroup, Inc.